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Exhibit 10.5

XTENT, INC.

AMENDED AND RESTATED

INVESTORS' RIGHTS AGREEMENT

May 5, 2006

i

XTENT, INC.
AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        This Amended and Restated Investors' Rights Agreement (this "Agreement") is made and entered into as of May 5, 2006, by and among Xtent, Inc., a Delaware corporation (the "Company"), certain existing holders of the Company's Preferred Stock (the "Prior Investors") and purchasers of the Company's Series D Preferred Stock (the "New Investors," and, together with the Prior Investors, the "Investors") all of whose names are listed on Exhibit A attached hereto. This Agreement supersedes in its entirety the Amended and Restated Investors' Rights Agreement dated February 9, 2005 entered into by and among the Company and the Prior Investors (the "Prior Agreement").

RECITALS

        A.    WHEREAS, the Company and the New Investors are entering into a Series D Preferred Stock Purchase Agreement dated as of the date of this Agreement (the "Series D Purchase Agreement"), pursuant to which such New Investors will purchase shares of the Company's Series D Preferred Stock;

        B.    WHEREAS, a condition to the obligations of certain of the New Investors under the Series D Purchase Agreement is that the Company, the Prior Investors and the New Investors enter into this Agreement for the purpose of setting forth certain restrictions on transfer, registration rights, and information rights;

        C.    WHEREAS, in order to induce the New Investors to purchase shares of Series D Preferred Stock under the Series D Purchase Agreement the Company, the Prior Investors and the New Investors have agreed to enter into this Agreement; and

        D.    WHEREAS, the Company and the Prior Investors holding the number of shares necessary to amend the Prior Agreement desire to amend and restate the Prior Agreement and to accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

Section 1
Definitions

        1.1    Defined Terms.    As used in this Agreement, the following terms shall have the meanings set forth below:

          (a)   "Change of Control" shall mean either (i) a consolidation or merger with or into another corporation as a result of which the stockholders of the Company will own less than fifty percent (50%) of the outstanding stock of the surviving corporation or (ii) a sale, lease, exclusive license or other conveyance of all or substantially all of the assets of the Company, provided that in the case of either (i) or (ii), the stockholders receive upon such transaction cash and/or unrestricted securities that are actively traded on a National Securities Exchange or the Nasdaq Stock Market.

          (b)   "Closing" shall mean the date of the initial sale of shares of the Company's Series D Preferred Stock.

          (c)   "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (d)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (e)   "Holder" shall mean any Investor who then holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.1 and Section 2.11 hereof.

          (f)    "Indemnified Party" shall have the meaning set forth in Section 2.7(c) hereof.

          (g)   "Indemnifying Party" shall have the meaning set forth in Section 2.7(c) hereof.

          (h)   "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold not less than forty percent (40%) of the outstanding Registrable Securities.

          (i)    "Major Holder" shall mean any Holder who then holds at least 1,000,000 shares (subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like) of Registrable Securities. For the purpose of determining whether an Investor is a Major Investor, all shares of Preferred Stock or Common Stock issued or issuable upon conversion of outstanding Preferred Stock held or acquired by an Investor and its affiliated entities shall be aggregated.

          (j)    "New Securities" shall have the meaning set forth in Section 4.1(a) hereto.

          (k)   "Other Stockholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

          (l)    "Preferred Stock" shall mean the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

          (m)  "Qualified IPO" shall mean the Company's first sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement filed with the Securities Exchange Commission, with aggregate net proceeds to the Company of at least $60,000,000 (after deduction for underwriting discounts, commissions and expenses, if any) and a per share price to the public of at least $9.00.

          (n)   "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

          (o)   The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          (p)   "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

          (q)   "Restricted Securities" shall mean any Registrable Securities required to bear the first legend set forth in Section 2.1(b) hereof.

          (r)   "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (s)   "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (t)    "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (u)   "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

          (v)   "Series D Purchase Agreement" shall have the meaning set forth in the recitals hereto.

          (w)  "Shares" shall mean the Company's Preferred Stock.

Section 2
Restrictions on Transferability of Securities; Registration Rights.

        2.1    Restrictions on Transfer.

          (a)   Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless:

            (i)    There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

            (ii)   Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act, provided that the transferee will be subject to the terms of this Section 2.1 to the same extent as if such transferee were an original Holder hereunder. It is agreed that the Company will not require the delivery of notice or opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances;

            (iii)  Such transfer is to (A) a fund, partnership, limited liability company or other entity that is affiliated with such Holder; (B) a director, officer, stockholder, partner or member (or retired partner or member) of such Holder, or to the estate of any such partner or member (or retired partner or member); or (C) a trust for the benefit of such Holder or to such Holder's spouse, siblings, lineal descendants or ancestors by gift, will or intestate succession; provided, in each case, that the transferee will be subject to the terms of this Section 2.1 to the same extent as if such transferee were an original Holder hereunder; or

            (iv)  Such transfer is otherwise required by federal or state law.

          (b)   Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR FOR SUCH LONGER PERIOD AS SET FORTH IN THE AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

          (c)   The Company shall be obligated to reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained (i) an opinion of counsel at such Holder's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend, and (ii) delivered such securities to the Company or its transfer agent.

          (d)   Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

        2.2    Requested Registration.

          (a)    Request for Registration.    If the Company shall receive from Initiating Holders at any time or times not earlier than the earlier of (i) three (3) years after the date of this Agreement or (ii) one-hundred eighty (180) days after the effective date of the first registration statement filed by the Company covering an offering of any of its securities to the general public, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities (but not less than 20% of the Registrable Securities then outstanding) the aggregate proceeds of which (before deduction of underwriting discounts, commissions and expenses, if any) are not less than $10,000,000, the Company will:

            (i)    promptly give written notice of the proposed registration to all other Holders; and

            (ii)   as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered. Notwithstanding anything to the contrary contained herein, if the registration requested is to be an underwritten offering and if the underwriters have not limited the number of Registrable Securities to be underwritten, the

    Company shall be entitled, at its election, to join in any such registration with respect to securities to be offered by it or any other party.

            (iii)  The Company shall not be obligated to effect, or to take any action to effect, any such registration requested pursuant to this Section 2.2:

              (A)  In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

              (B)  After the Company has initiated two (2) such registrations pursuant to this Section 2.2(a) (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 2.4 hereof and would, absent such election, have been required to bear such expenses);

              (C)  During the period starting with the date ninety (90) days prior to the Company's good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of (or one hundred eighty (180) days in the case of the first registration statement filed by the Company), a Company-initiated registration; provided that the Company delivers notice to the Initiating Holders within thirty (30) days of the written request that the Company intends to file such registration statement within ninety (90) days and provided that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective; or

              (D)  If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made under Section 2.5 hereof.

          (b)   Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company (the "Board of Directors"), such registration would be detrimental to the Company and the Board of Directors concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company furnishes to the Initiating Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days (except as provided in clause (C) above) after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

        The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 2.2(d) and 2.13 hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

          (c)    Underwriting.    In the event that a registration pursuant to this Section 2.2 is for a registered public offering involving an underwriting, the right of any Holder to participate in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities such Holders holds.

          (d)    Procedures.    If the Company shall request inclusion in any registration pursuant to Section 2.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2 (including Section 2.12). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 2.13 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.2(d), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 2.13.

        2.3    Company Registration.

          (a)   If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 2.2 or 2.5 hereof), other than a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, or a registration relating to a corporate reorganization or other transaction on Form S-4, or a registration on any registration form that does not permit secondary sales, the Company will:

            (i)    promptly give to each Holder written notice thereof; and

            (ii)   use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

          (b)    Underwriting.    If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

        Notwithstanding any other provision of this Section 2.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 2.13; provided, however, that, except in connection with the Company's initial public offering (from which Registrable Securities may be entirely excluded), the number of shares to be sold by the Holders shall not be limited to less than twenty percent (20%) of the total number of shares to be included in such registration. If any person does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriter(s) may round the number of shares allocated to any Holder to the nearest 100 shares (with 50 being rounded up).

        If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with this Section 2.3(b) and Section 2.13 hereof.

          (c)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

        2.4    Expenses of Registration.    All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2.2, 2.3 and 2.5 hereof including the reasonable fees of one counsel for the selling stockholders not to exceed $25,000 per registration, shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 2.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 2.2 hereof. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.2, such registration shall not be treated as a counted registration for purposes of Section 2.2 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities.

        2.5    Registration on Form S-3.

          (a)   After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2, the Holders shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such registration (i) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $l,000,000 (ii) in the circumstances described in clauses (A) and (C) of Section 2.2(a)(iii), (iii) if the Company shall furnish the certification described in Section 2.2(b) (but subject to the limitations set forth therein), or (iv) if the Company has effected two registrations under this Section 2.5 within the twelve (12) months immediately proceeding the date of such request.

          (b)   If a request complying with the requirements of Section 2.5(a) hereof is delivered to the Company, the provisions of Sections 2.2(a)(i) and (ii) and Section 2.2(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 2.2(c) and 2.2(d) hereof shall apply to such registration.

        2.6    Registration Procedures.    In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

          (a)   Upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

          (b)   Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c)   Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

          (d)   Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

          (e)   In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.2 hereof, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of such securities, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such agreement.

        2.7    Indemnification.

          (a)   The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

          (b)   Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.7 exceed the net proceeds from the offering received by such Holder.

          (c)   Each party entitled to indemnification under this Section 2.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d)   If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e)   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

        2.8    Information by Holder.    Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

        2.9    Limitations on Subsequent Registration Rights.    From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

        2.10    Rule 144 Reporting.    With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

          (a)   File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

          (b)   So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

        2.11    Transfer or Assignment of Registration Rights.    The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to (i) any partner or retired partner of a Holder which is a partnership; (ii) any member or former member of any Holder which is a limited liability company; (iii) any family member or trust for benefit of any individual Holder; (v) any affiliated venture capital fund under common investment management of a Holder which is a venture capital entity or (v) a transferee or assignee of not less than 75,000 shares of Registrable Securities (subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after each such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Section 2.

        2.12    "Market Stand-Off" Agreement.    Each Holder hereby agrees that he, she or it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's first underwritten public offering of its Common Stock under the Securities Act and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (the "Lockup Period") (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by such Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 2.12 shall (i) apply only if all directors and executive officers of the Company and holders of at least five percent (5%) of the Company's outstanding voting securities have executed and delivered an agreement identical or substantially similar either to the provisions set forth in this Section 2.12 or to that which the Holders have been requested to sign by the managing underwriter, (ii) apply to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering, and (iii) not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. The underwriters in connection with a public offering of equity securities by the Company are intended third party beneficiaries of this Section 2.12 and shall have the right, power and authority, subject to the foregoing limitations, to enforce the provisions hereof as though they were a party hereto. The obligations described in this Section 2.12 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.1(b) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the Lock-Up Period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.12.

        2.13    Allocation of Registration Opportunities.    Subject to the last sentence of this Section 2.13, in any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, in which case the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. No stockholder of the Company shall be granted registration rights that would reduce the number of shares includable by the holders of Registrable Securities in such registration (except for pari passu registration rights granted for securities issuable upon the exercise of warrants issued in connection with debt financing by banks or equipment lessors, provided that the terms of such debt financing and the issuance of warrants were approved by a majority of the Board of Directors) without the consent of the holders of at least sixty percent (60%) of the Registrable Securities. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include shares of stock issued to founders of the Company or to employees, officers, directors, or consultants pursuant to the Company's 2002 Stock Plan, or in the case of registrations under Sections 2.2 or 2.5 hereof, in order to include in such registration securities registered for the Company's own account or Other Shares.

        2.14    Delay of Registration.    No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

        2.15    Termination of Registration Rights.    The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.2, 2.3 or 2.5 shall terminate on the closing of the first registered public offering of Common Stock of the Company, if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period, or the earlier of (i) such date after the closing of the first registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period, (ii) five (5) years after the closing of a Qualified IPO, or (iii) a Change of Control.

Section 3
Covenants of the Company.

        The Company hereby covenants and agrees, as follows:

        3.1    Basic Financial Information and Inspection Rights.    Except as otherwise prohibited by federal or state law:

          (a)   The Company will furnish the following reports to each Holder:

            (i)    within forty-five (45) days after the end of each fiscal quarter of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such quarter, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied; and

            (ii)   within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied, certified by independent public accountants of recognized national standing selected by the Company.

          (b)   In addition, the Company will furnish the following reports to each Major Holder:

            (i)    at least thirty (30) days prior to the beginning of each fiscal year an operating plan for such fiscal year;

            (ii)   within thirty (30) days after the end of each month, an unaudited balance sheet and statements of income and cash flows, which set forth variances from the operating plan; and

            (iii)  within thirty (30) days after the end of each month an updated capitalization table listing all share, option, warrant, and debt holders as of such month end.

          (c)   So long as any Holder holds any shares of Preferred Stock, such Holder shall be entitled to standard inspection rights as provided for by applicable law, upon reasonable notice.

        3.2    Key Man Insurance.    The Company will use its best efforts to maintain a key-man life insurance policy for the chief executive officer in the amount of $2,000,000, naming the Company as the beneficiary.

        3.3    Directors and Officers Insurance.    The Company will use its best efforts to maintain directors and officers insurance policies for each of the directors and officers in an amount of at least $2,000,000.

        3.4    Proprietary Information and Invention Assignment Agreements.    The Company will enter into the Company's standard proprietary information and invention assignment agreement with each current, former and future officer, employee and consultant of the Company. The Company will have future officers, employees or consultants execute such agreements before commencing work for the Company.

        3.5    Termination of Covenants.    The covenants set forth in this Section 3 shall terminate and be of no further force and effect immediately before the earlier of (i) the closing of the Company's Qualified IPO or (ii) a Change of Control, or if otherwise prohibited by applicable state or federal securities laws and regulations. Nothing in this Section 3 shall require the Company to provide such information and inspection rights to the public generally.

Section 4
Right of First Refusal.

        4.1    Right of First Refusal to Major Holders.    The Company hereby grants to each Major Holder the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 4.1) which the Company may, from time to time after the date hereof, propose to sell and issue. A Major Holder's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock of the Company owned by such Major Holder immediately prior to the issuance of New Securities, assuming full conversion of the Shares and exercise of any options or warrants held by said Major Holder, to the total number of shares of Common Stock of the Company outstanding immediately prior to the issuance of New Securities, assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants to acquire Common Stock of the Company. Each Major Holder shall have a right of over-allotment such that if any Major Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Major Holders may purchase the non-purchasing Major Holder's portion on a pro rata basis within ten (10) days from the date such non-purchasing Major Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first refusal shall be subject to the following provisions:

          (a)   "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include:

            (i)    Series D Preferred Stock purchased under the Series D Purchase Agreement;

            (ii)   shares of Common Stock issued or issuable upon conversion of the Shares;

            (iii)  shares of Common Stock issued or issuable to officers, directors and employees of, or consultants to, the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements, in each case approved by the Board of Directors, including the approval of at least two (2) of the members of the Board of Directors elected pursuant to Sections 1 (b), 1(c), 1(d) and 1(e) of that certain Amended and Restated Voting Agreement entered into by the Corporation and certain holders of voting securities in the Company as of even date herewith (known hereinafter as the "Preferred Directors"), or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement;

            (iv)  shares of Common Stock issued upon the exercise or conversion of options or convertible securities of the Company pursuant to the terms of such options or convertible securities as outstanding and in existence as of the date of this Agreement, as amended;

            (v)   shares of Common Stock issued or issuable as a dividend or distribution on the Shares or pursuant to any event for which adjustment is made pursuant to Article IV paragraph 4(e), 4(f) or 4(g) of the Certificate of Incorporation of the Company;

            (vi)  shares of Common Stock issued in a Qualified IPO;

            (vii) shares of capital stock, or options, or warrants to purchase shares of capital stock issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture agreement, other than a joint venture agreement principally for the purpose of an equity financing, provided, that in each case, such issuances are approved by the Board of Directors, including the approval of at least two (2) of the Preferred Directors;

            (viii) shares of capital stock, or options, or warrants to purchase shares of capital stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction or similar transaction approved by the Board of Directors, including the approval of at least two (2) of the Preferred Directors;

            (ix)  shares of capital stock determined by the Board of Directors, including the approval of at least two (2) of the Preferred Directors, to be exempt from the definition of New Securities and issued or issuable in connecting with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships, in each case approved by the Board of Directors, including the approval of at least two (2) of the Preferred Directors;

            (x)   shares of Common Stock issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transaction approved by the Board of Directors, including the approval of at least two (2) of the Preferred Directors;

            (xi)  shares of Common Stock or Preferred Stock of the Company which are otherwise excluded by the affirmative vote or consent of the holders of at least sixty percent (60%) of the Preferred Stock then outstanding; and

            (xii) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (xi) above.

          (b)   In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Major Holder shall have ten (10) days after any such notice is mailed or delivered to agree to purchase such Major Holder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          (c)   In the event the Major Holders fail to exercise fully the right of first refusal within said ten (10) day period and after the expiration of the additional ten (10) day period for the exercise of the over-allotment provisions of this Section 4.1, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell the New Securities respecting which the Major Holders' right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Major Holders pursuant to Section 4.1(b). In the event the Company has not sold the New Securities within such ninety (90) day period or entered into an agreement to sell the New Securities in accordance with the foregoing within ninety (90) days from the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Major Holders in the manner provided in Sections 4.1(a) and 4.1(b) above.

          (d)   The right of first refusal set forth in this Section 4.1 may not be assigned or transferred, except that such right is assignable by each Major Holder to (i) any transferee that receives at least 1,000,000 shares of Registrable Securities in such transfer and (ii) any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Major Holder.

        4.2    Termination of Right of First Refusal.    The right of first refusal set forth in Section 4.1 shall terminate and be of no further force and effect immediately before the earlier of (i) the closing of the Company's Qualified IPO or (ii) a Change of Control.

Section 5
Miscellaneous.

        5.1    Amendment.    Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding at least sixty percent (60%) of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that Holders purchasing Shares from the Company after the date hereof may become parties to this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder. Notwithstanding the foregoing, in the event an amendment, modification or waiver adversely affects the rights and/or obligations of any party or parties under this Agreement in a manner materially different from the manner in which it affects the rights and/or obligations of each of the other parties, such amendment, modification or waiver shall also require the written consent of such adversely affected party or a majority in interest of such adversely affected parties; provided, however, that the amendment of this Agreement in connection with an equity financing of the Company to provide the holders of a new class or series of capital stock of the Company with rights pari passu with or senior to those of the holders of the Series D Preferred Stock hereunder by itself shall not be deemed an event requiring such consent. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the holders of at least sixty percent (60%) of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement, subject to the provisions herein. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders, or agree to accept alternatives to such performance, without obtaining the consent of any Holder. In the event that an underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

        5.2    Notices.    All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

          (a)   if to an Investor, at such Investor's facsimile number or electronic mail address as shown in the Company's records, as may be updated in accordance with the provisions hereof;

          (b)   if to any other holder of any Shares or the underlying Common Stock, at such address, facsimile number or electronic mail address as shown in the Company's records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address of the last holder of such Shares or underlying Common Stock for which the Company has contact information in its records; or

          (c)   if to the Company, one copy should be sent to its address or facsimile number set forth on the signature page to this Agreement and addressed to the attention of the President, or at such other address or facsimile number as the Company shall have furnished to the Investors, with a copy to J. Casey McGlynn, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California fax: (650) 483-6811.

        With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company's charter or bylaws, each Investor agrees that such notice may given by facsimile or by electronic mail.

        Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, when directed to the electronic mail address as shown in the Company's records.

        5.3    Governing Law.    This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

        5.4    Successors and Assigns.    This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

        5.5    Entire Agreement.    This Agreement and the exhibit hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

        5.6    Delays or Omissions.    Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

        5.7    Severability.    Unless otherwise expressly provided herein, the rights of the Investors hereunder are several rights, not rights jointly held with any of the other Investors. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties' intent in entering into this Agreement.

        5.8    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

        5.9    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

        5.10    Telecopy Execution and Delivery.    A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

        5.11    Jurisdiction; Venue.    With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in San Mateo County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

        5.12    Jury Trial.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

        5.13    Further Assurances.    Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

        5.14    Waiver of Potential Conflicts of Interest.    Each of the Investors and the Company acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR") may have represented and may currently represent the Company and certain of the Investors. In the course of such representation, WSGR may have come into possession of confidential information relating to the Company and Investors. Each of the Investors and the Company acknowledges that WSGR is representing only the Company in this transaction. Each of the Investors and the Company understands that an affiliate of WSGR may also be an Investor under this Agreement. Each of the Investors and the Company hereby waives any actual or potential conflict of interest which may arise as a result of WSGR's representation of such persons and entities, WSGR's possession of such confidential information and the participation by WSGR's affiliate in the financing. Each of the Investors and the Company represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

        5.15    Confidentiality.    Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. The Company shall not be required to comply with any information rights of Section 3 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director, or to be a holder of more than ten percent (10%) of the voting securities of a competitor. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than to: (i) its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; or (ii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of the Holder in the ordinary course of business, provided that the recipient of such information is bound by the confidentiality provisions) unless such information (i) is known or becomes known to the public in general (other than as a result of a breach of this Agreement by the Holder), (ii) is or has been independently developed or conceived by the Holder without use of the Company's information, (iii) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company, or (iv) must be disclosed as required by law, provided that the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

        5.16    Aggregation of Shares.    All Shares held or acquired by affiliated entities or persons shall be aggregated together for the purposes of determining the availability of any rights under this Agreement.

        5.17    Waiver of Right of First Refusal.    The Prior Investors hereby expressly waive the right of first refusal, including but not limited to any notice provisions, contained in Section 4.1 of the Prior Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

COMPANY:
XTENT, INC. a Delaware corporation
By:	/s/ Gregory D. Casciaro Gregory D. Casciaro President and Chief Executive Officer
	Address:	125 Constitution Drive Menlo Park, CA 94025

INVESTORS:
MORGENTHALER PARTNERS VI, L.P.
By:	Morgenthaler Management Partners VI, LLC,
Its:	Managing Partner
By:	/s/ Robert C. Bellas, Jr. Robert C. Bellas, Managing Member
Address:	2710 Sand Hill Road, Suite 100 Menlo Park, CA 94025

ADAMS STREET V, L.P.
By:	Adams Street Partners, LLC
Its:	General Partner
By:	/s/ Terry Gould Name Title
Address:	One North Wacker Drive, Suite 2200 Chicago, IL 60606-2807
ADAMS STREET 2006 DIRECT FUND, L.P.
By:	ASP 2006 Direct Management, LLC
Its:	General Partner
By:	Adams Street Partners, LLC
Its:	Managing Member
By:	/s/ Terry Gould Name Title: Partner
Address:	One North Wacker Drive, Suite 2200 Chicago, IL 60606-2807

ST. PAUL VENTURE CAPITAL VI, LLC
By:	SPVC Management VI, LLC
Its:	Managing Member
By:	/s/ Allan R. Will Its Managing Director
Address:	10400 Viking Drive, Suite 550 Eden Prairie, MN 55344

LATTERELL VENTURE PARTNERS, L.P.
By:	Latterell Capital Management, L.L.C.
Its:	General Partner
By:	/s/ Patrick F. Latterell
Name:	Patrick Latterell
Title:	Managing Member
Address:	Four Embarcadero Center Suite 2500 San Francisco, CA 94111
LATTERELL VENTURE PARTNERS II, L.P.
By:	Latterell Capital Management II, L.L.C.
Its:	General Partner
By:	/s/ Patrick F. Latterell
Name:	Patrick Latterell
Title:	Managing Member
Address:	Four Embarcadero Center Suite 2500 San Francisco, CA 94111
LVP III ASSOCIATES, L.P.
By:	Latterell Capital Management III, L.L.C.
Its:	General Partner
By:	/s/ Patrick F. Latterell
Name:	Patrick Latterell
Title:	Managing Member
Address:	Four Embarcadero Center Suite 2500 San Francisco, CA 94111

LATTERELL VENTURE PARTNERS III, L.P.
By:	Latterell Capital Management III, L.L.C.
Its:	General Partner
By:	/s/ Patrick F. Latterell
Name:	Patrick Latterell
Title:	Managing Member
Address:	Four Embarcadero Center Suite 2500 San Francisco, CA 94111
LVP III PARTNERS, L.P.
By:	Latterell Capital Management III, L.L.C.
Its:	General Partner
By:	/s/ Patrick F. Latterell
Name:	Patrick Latterell
Title:	Managing Member
Address:	Four Embarcadero Center Suite 2500 San Francisco, CA 94111

ADVANCED TECHNOLOGY VENTURES VII, L.P.
By:	ATV Associates VII, L.L.C., its General Partner
By:	/s/ Michael Carusi Michael Carusi Managing Director
Address:	1000 Winter Street, Suite 3700 Waltham, MA 02451
ADVANCED TECHNOLOGY VENTURES VII (B), L.P.
By:	ATV Associates VII, L.L.C., its General Partner
By:	/s/ Michael Carusi Michael Carusi Managing Director
Address:	1000 Winter Street, Suite 3700 Waltham, MA 02451
ADVANCED TECHNOLOGY VENTURES VII (C), L.P.
By:	ATV Associates VII, L.L.C., its General Partner
By:	/s/ Michael Carusi Michael Carusi Managing Director
Address:	1000 Winter Street, Suite 3700 Waltham, MA 02451

ATV ENTREPRENEURS VII, L.P.
By:	ATV Associates VII, L.L.C., its General Partner
By:	/s/ Michael Carusi Michael Carusi Managing Director
Address:	1000 Winter Street, Suite 3700 Waltham, MA 02451
ADVANCED TECHNOLOGY VENTURES VI, L.P.
By:	ATV Associates VI, L.L.C., its General Partner
By:	/s/ Michael Carusi Michael Carusi Managing Director
Address:	1000 Winter Street, Suite 3700 Waltham, MA 02451
ATV ENTREPRENEURS VI, L.P.
By:	ATV Associates VI, L.L.C., its General Partner
By:	/s/ Michael Carusi Michael Carusi Managing Director
Address:	1000 Winter Street, Suite 3700 Waltham, MA 02451

WS INVESTMENT COMPANY, LLC (2006C)
By:	/s/ Casey McGlynn J. Casey McGlynn Member
Address:	650 Page Mill Road Palo Alto, CA 94304

INVESTOR:
By:	/s/ Henry A. Plain, Jr.
Print Name:	Henry A. Plain, Jr.
Title:	Trustee
Address:

EXHIBIT A

PRIOR INVESTORS

Name of Investor
Morgenthaler Partners VI, L.P.
Latterell Venture Partners, LP
Latterell Venture Partners II, LP
Advanced Technology Ventures VII, L.P.
Advanced Technology Ventures VII, L.P.
Advanced Technology Ventures VII (B), L.P.
Advanced Technology Ventures VII (C), L.P.
ATV Entrepreneurs VII, L.P.
ATV Entrepreneurs VI, L.P.
Occam International, B.V.
oak creek investments AG
Edward R. Magargee
Donald S. Baim
WS Investment Company (WS 2004D)
WS Investment Company (WS 2005A)
Xavier Marco
Dan Dadourian
Orrick Investments 2005 LLC
C&F Investment Partners
Sachio Okamura
Jim A. Lococo
Charles G. Woodward
R. Joseph Monsen
G. Douglas Jorndt
James Dreher and Tracy Brennan, Joint Tenancy with Right of Survivorship
Scott E. and Katherine T. Grainger, husband and wife
Brian Walsh
Louis S. and Kathleen A. McKeever, Joint Tenancy with Right of Survivorship
St. Paul Venture Capital VI, LLC
Robert K. Anderson
Donald S. Baim
Brody Family Trust U/T/D/8/15/86
Vaughn D. Bryson
Erik T. Engelson Trust UDT, dated March 29, 2000
Peter Fitzgerald
oak creek investments AG
Howard M. Holstein
Jonathan W. Osgood
The Ferolyn T. Powell Living Trust UTA, dated January 29, 2001
Frederick St. Goar
Takei Unkart Family Trust, dated August 26, 1987
WS Investment Company
WS Investment Company, LLC (2002C)

NEW INVESTORS

Name of Investor

Morgenthaler Partners VI, L.P.
Adams Street 2006 Direct Fund, L.P.
Advanced Technology Ventures VII, L.P.
Advanced Technology Ventures VI, L.P.
Advanced Technology Ventures VII (B), L.P.
Advanced Technology Ventures VII (C), L.P.
ATV Entrepreneurs VI, L.P.
ATV Entrepreneurs VII, L.P.
Latterell Venture Partners II, LP
Latterell Venture Partners, LP
St. Paul Venture Capital VI, LLC
LVP III Associates, L.P.
Latterell Venture Partners III, L.P.
LVP III Partners, L.P.
Adams Street V, L.P.
Adams Street 2006 Direct Fund L.P.
Barry S. Weinstock
Ken Rosenfield
Mark S. Toth
Christopher T. Boylan
Stephen M. Swanick
George T. Nahhas
Aaron M. Lew
Kelly Ray Vore
Dan Gregory Dadourian, M.D.
Daniel McCormick
AngioCare
WS Investment Company, LLC (2006C)
Wesley Sterman
Xavier Marco
Beatrice Marco-Barbion
Claude Marco
Venkatesh G. Ramaiah and Anita Ratan Ramaiah JTWROS
Jack L. Martin
Joseph Cardenas
G. Thomas Gibson and Carol E. Gibson Joint Tenancy with Right of Survivorship
Ellen M. Martin and Philip L. Schaadt, a married couple as community property
Jim Lococo
Farhad Khosravi & Flora Shirzad Khosravi Trust u/a/d 10/19/2004
Graham Woodward
Kevin Kotler
Sachio Okamura
Richard A. Casciaro
Robert E. Flaherty
Richard Gumer
K. Angela Macfarlane
Stefan Widensohler
Philip H. Oettinger and Trina L. Oettinger, as Community Property with Right of Survivorship (CPWROS)
Saul Family Trust
Biosensors International Group, Ltd.
R. Stefan Kiesz

XTENT, INC.

FIRST AMENDMENT TO

THE AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        Contingent upon and effective immediately prior to the first sale of securities in connection with the initial public offering (the "Effective Date") of XTENT, Inc., a Delaware corporation (the "Company"), this First Amendment to the Amended and Restated Investor Rights' Agreement (the "Amendment") by and among the Company and the holders of at least sixty percent (60%) of the Company's outstanding Registrable Securities (the "Investors") amends the Amended and Restated Investors' Rights Agreement dated May 5, 2006 (the "Agreement"). All defined terms used in this Amendment not otherwise defined herein shall have the same meaning as set forth in the Agreement.

        WHEREAS, the Investors possess certain registration rights, rights of first refusal, information rights and other rights pursuant to the Agreement;

        WHEREAS, pursuant to Sections 3.5 and 4.2 of the Agreement, certain rights, including the rights of first refusal and information rights, of each Investor under the Agreement terminate immediately prior to the closing of the Company's Qualified IPO;

        WHEREAS, pursuant to Section 1.1(m) the Agreement, "Qualified IPO" is defined as the Company's first sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement filed with the Securities and Exchange Commission, with aggregate net proceeds to the Company of at least $60,000,000 (after deduction for underwriting discounts, commissions and expenses, if any) and a per share price to the public of at least $9.00; and

        WHEREAS, the undersigned Investors desire to amend the definition of Qualified IPO of the Agreement to delete the $9.00 price per share requirement so that certain rights, including the rights of first refusal and information rights, of each Investor, terminate immediately prior to the closing of a firm commitment underwritten offering of the Company's Common Stock with net proceeds to the Company of at least $60,000,000.

        NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

I.    Amendment.

        A.    The definition of Qualified IPO under Section 1.1(m) of the Agreement is hereby amended in its entirety as follows:

  "Qualified IPO" shall mean the Company's first sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement filed with the Securities and Exchange Commission with net proceeds to the Company of at least $60,000,000 (after deduction for underwriting discounts, commissions and expenses, if any)."

II.    Miscellaneous.

        A.    Governing Law.    This Amendment shall be governed by and construed and interpreted under the laws of the State of California without reference to conflicts of law principles.

        B.    Modification.    This Amendment may not be altered, amended or modified in any way except by written consent of the Company and the holders of at least sixty percent (60%) of the Company's outstanding Registrable Securities. Waiver of any term or provision of this Amendment or forbearance to enforce any term or provision by any party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Amendment.

        C.    Full Force and Effect.    Except as amended hereby, the Agreement shall remain in full force and effect.

        D.    Counterparts.    This Amendment may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument.

[Remainder of the page intentionally left blank]

        This Amendment is executed as of the Effective Date.

XTENT, INC.
By:	/s/ Gregory D. Casciaro Gregory D. Casciaro President and Chief Executive Officer

INVESTORS:
MORGENTHALER PARTNERS VI, L.P.
By:	Morgenthaler Management Partners VI, LLC,
Its:	Managing Partner
By:	/s/ Robert C. Bellas, Jr. Robert C. Bellas, Managing Member
Address:	2710 Sand Hill Road, Suite 100 Menlo Park, CA 94025

ST. PAUL VENTURE CAPITAL VI, LLC
By:	SPVC Management VI, LLC
Its:	Managing Member
By:	/s/ Allan R. Will Allan Will, Managing Director
Address:	10400 Viking Drive, Suite 550 Eden Prairie, MN 55344

LATTERELL VENTURE PARTNERS, L.P.
By:	Latterell Capital Management, L.L.C.
Its:	General Partner
By:	/s/ Patrick F. Latterell Patrick Latterell, Managing Member
Address:	Four Embarcadero Center Suite 2500 San Francisco, CA 94111
LATTERELL VENTURE PARTNERS II, L.P.
By:	Latterell Capital Management II, L.L.C.
Its:	General Partner
By:	/s/ Patrick F. Latterell Patrick Latterell, Managing Member
Address:	Four Embarcadero Center Suite 2500 San Francisco, CA 94111
LVP III ASSOCIATES, L.P.
By:	Latterell Capital Management III, L.L.C.
Its:	General Partner
By:	/s/ Patrick F. Latterell Patrick Latterell, Managing Member
Address:	Four Embarcadero Center Suite 2500 San Francisco, CA 94111
LATTERELL VENTURE PARTNERS III, L.P.
By:	Latterell Capital Management III, L.L.C.
Its:	General Partner
By:	/s/ Patrick F. Latterell Patrick Latterell, Managing Member
Address:	Four Embarcadero Center Suite 2500 San Francisco, CA 94111
LVP III PARTNERS, L.P.
By:	Latterell Capital Management III, L.L.C.
Its:	General Partner
By:	/s/ Patrick F. Latterell Patrick Latterell, Managing Member
Address:	Four Embarcadero Center Suite 2500 San Francisco, CA 94111

ADVANCED TECHNOLOGY VENTURES VII, L.P.
By:	ATV Associates VII, L.L.C., its General Partner
By:	/s/ Michael Carusi Michael Carusi, Managing Director
Address:	1000 Winter Street, Suite 3700 Waltham, MA 02451
ADVANCED TECHNOLOGY VENTURES VII (B), L.P.
By:	ATV Associates VII, L.L.C., its General Partner
By:	/s/ Michael Carusi Michael Carusi, Managing Director
Address:	1000 Winter Street, Suite 3700 Waltham, MA 02451
ADVANCED TECHNOLOGY VENTURES VII (C), L.P.
By:	ATV Associates VII, L.L.C., its General Partner
By:	/s/ Michael Carusi Michael Carusi, Managing Director
Address:	1000 Winter Street, Suite 3700 Waltham, MA 02451
ATV ENTREPRENEURS VII, L.P.
By:	ATV Associates VII, L.L.C., its General Partner
By:	/s/ Michael Carusi Michael Carusi, Managing Director
Address:	1000 Winter Street, Suite 3700 Waltham, MA 02451
ADVANCED TECHNOLOGY VENTURES VI, L.P.
By:	ATV Associates VI, L.L.C., its General Partner
By:	/s/ Michael Carusi Michael Carusi, Managing Director
Address:	1000 Winter Street, Suite 3700 Waltham, MA 02451
ATV ENTREPRENEURS VI, L.P.
By:	ATV Associates VI, L.L.C., its General Partner
By:	/s/ Michael Carusi Michael Carusi, Managing Director
Address:	1000 Winter Street, Suite 3700 Waltham, MA 02451

ATV ALLIANCE 2002, L.P.
By:	ATV Alliance Associates, L.L.C., its General Partner
By:	/s/ Michael Carusi Michael Carusi, Managing Director
Address:	1000 Winter Street, Suite 3700 Waltham, MA 02451

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XTENT, INC. AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT May 5, 2006
TABLE OF CONTENTS
XTENT, INC. AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
RECITALS
AGREEMENT
Section 1 Definitions
Section 2 Restrictions on Transferability of Securities; Registration Rights.
Section 3 Covenants of the Company.
Section 4 Right of First Refusal.
Section 5 Miscellaneous.
EXHIBIT A PRIOR INVESTORS
NEW INVESTORS